Exhibit 1.1

HSBC AUTOMOTIVE TRUST (USA) 2006-1

$246,600,000  5.27575% Class A-1 Notes

$227,000,000  5.40% Class A-2 Notes

$352,000,000  5.43% Class A-3 Notes

$118,718,000  5.52% Class A-4 Notes

UNDERWRITING AGREEMENT

HSBC Securities (USA) Inc.,

as Representative of the Underwriters

452 Fifth Avenue, 9th Floor

New York, New York 10018

June 1, 2006

Dear Sirs:

HSBC Finance Corporation, a corporation organized and existing under the laws of Delaware, individually (“HSBC Finance”) and as Servicer (the “Servicer”), HSBC Auto Receivables Corporation, a corporation organized and existing under the laws of Nevada and a wholly owned subsidiary of HSBC Finance, individually (“HARC”) and as Seller (the “Depositor”), HSBC Auto Finance Inc., a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of HSBC Finance (“HAFI”), and HSBC Auto Credit Inc., a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of HAFI (“HACI”), agree with you as set forth herein.

The Depositor has authorized the issuance and sale of $246,600,000 5.27575% Class A-1 Notes, $227,000,000 5.40% Class A-2 Notes, $352,000,000 5.43% Class A-3 Notes and $118,718,000 5.52% Class A-4 Notes (collectively, the “Series 2006-1 Notes” or the “Notes”).  The Series 2006-1 Notes are to be issued by HSBC Automotive Trust (USA) 2006-1 (the “Trust”) pursuant to an Indenture (the “Indenture”), dated as of June 8, 2006, among the Trust, The Bank of New York, a New York state banking corporation, as indenture trustee (the “Indenture Trustee”), and HSBC Bank USA, National Association, a national banking association, as administrator (the “Administrator”), as supplemented by a Series Supplement (the “Series Supplement”), dated as of June 8, 2006, by and among the Servicer, the Trust, the Depositor, the Indenture Trustee, the Administrator and U.S. Bank National Association, a national banking association, as Owner Trustee (the “Owner Trustee”).  In addition to the Series 2006-1 Notes, the Trust will also issue the Series 2006-1 Certificates (the “Series 2006-1 Certificates”) pursuant to a Trust Agreement, dated as of May 26, 2006, among the Depositor and the Owner Trustee, as amended and restated by an Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of June 8, 2006, and as supplemented by the Series Supplement.  The Series 2006-1 Notes and the Series 2006-1 Certificates are referred to herein collectively as the “Securities.”  The assets of the Trust will include a pool of non-prime retail installment sales contracts and loan and security agreements secured by new or used automobiles, light duty trucks and vans (the “Receivables”) and certain monies due thereunder after the close of business on May 29, 2006 (the “Cut-Off Date”).

As used herein, the term “Depositor Agreements” means the Sale and Servicing Agreement dated as of June 8, 2006, among the Trust, the Depositor, the Servicer, the Indenture Trustee and the Administrator (the “Sale and Servicing Agreement”), the Series Supplement, the Master Receivables Purchase Agreement dated as of November 18, 2002, between the Depositor and HAFI (the “HAFI Receivables Purchase Agreement”), and the Master Receivables Purchase Agreement dated as of August 8, 2002, between the Depositor and HACI (the “HACI Receivables Purchase Agreement”, and together with the HAFI Receivables Purchase Agreement, the “Master Receivables Purchase Agreements”), the Trust Agreement and this Underwriting Agreement (this “Agreement”); the term “HAFI Agreements” means the HAFI Receivables Purchase Agreement and this Agreement; the term “HACI Agreements” means the HACI Receivables Purchase Agreement and this Agreement; the term “HSBC Finance Agreements” means the Sale and Servicing Agreement, the Series Supplement and this Agreement.

The Depositor, HAFI and HACI are direct or indirect subsidiaries of HSBC Finance.  HSBC Finance, the Depositor, HAFI and HACI are collectively referred to herein as the “HSBC Entities”.

The Series 2006-1 Notes are being purchased by the Underwriters named in Schedule I hereto, and the Underwriters are purchasing, severally, only the Series 2006-1 Notes set forth opposite their names in Schedule 1, except that the amounts purchased by the Underwriters may change in accordance with Section 13 of this Agreement.  HSBC Securities (USA) Inc. is acting as representative of the Underwriters and, in such capacity, is hereinafter referred to as the “Representative.”

The offering of the Series 2006-1 Notes will be made by the Underwriters, and the HSBC Entities understand that the Underwriters propose to make a public offering of the Series 2006-1 Notes for settlement on June 8, 2006.

None of the Series 2006-1 Certificates are being purchased by the Underwriters hereby.

The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-131714) relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), and has filed all amendments thereto that are required as of the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the “1933 Act Regulations”).  The registration statement, as amended, has been declared effective by the Commission.  Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act, is referred to in this Agreement as the “Registration Statement.” The Depositor has filed or will file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) a supplement (the “Prospectus Supplement”) to the prospectus included in the

Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof.  The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus.”

For the purposes of this Agreement, “Time of Sale” is 5:04 a.m. (Eastern Time) on the date of this Agreement and is the time the first “contract of sale” within the meaning contemplated by Rule 159 of the 1933 Act Regulations (a “Contract of Sale”) for the Notes was entered into. Prior to the Time of Sale, the Depositor prepared a preliminary Prospectus, dated May 31, 2006 (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Depositor to the Underwriters in accordance with the provisions hereof.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus, the Preliminary Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained”, “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement or the Prospectus or the Preliminary Prospectus, as applicable.

SECTION 1.  Representations and Warranties.

(a)          Each of HSBC Finance and the Depositor, individually, represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(a):

(i)                                     The Depositor meets the requirements for use of Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3.  The Registration Statement was filed with the Commission and has been declared effective by the Commission and is effective as of the date hereof. “Effective Date” shall mean the most recent date as of which the Registration Statement was declared effective by the Commission, or any later effective date determined pursuant to Rule 430(B)(f)(2) under the 1933 Act. The Commission has not issued any order preventing or suspending the use of the Preliminary

Prospectus or the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) relating to the Notes (each, a “Free Writing Prospectus”) or suspending the effectiveness of the Registration Statement, and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission.

(ii)                                  On the Effective Date, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Time, the Registration Statement and any amendments and supplements thereto, and the Prospectus, including documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations, and neither of such documents will include an untrue statement of a material fact or will omit a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to any statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with the Underwriter Information (as defined in Subsection 9(b) below).

(iii)                               The Preliminary Prospectus at the Time of Sale did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that the Depositor makes no representations or warranties as to any statements in, or omissions from, the Preliminary Prospectus made in reliance upon and in conformity with the Underwriter Information.

(iv)                              Each Issuer Free Writing Prospectus (if any), at the time of filing thereof and at the Time of Sale, did not contain any untrue statement of a material fact or omit a material fact necessary in order to the statements therein, in the light of the circumstances under which they were made, not misleading, and each Issuer Free Writing Prospectus (if any) does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus; provided, however, that the Depositor makes no representations or warranties as to any statements in, or omissions from, any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.  “Issuer Free Writing Prospectus” means a “written communication” (as defined in Rule 405 under the 1933 Act Regulations) that constitutes an “issuer free writing prospectus” within the meaning contemplated by Rule 433(h)(1) and that (1) contains a description of the final terms of each class of Notes, and is approved by the Representative, (2) information of the type described in Item 1101(a)(2) of Regulation AB or (3) information derived from information specified in the preceding clause (2) and approved by the Representative.  Other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of any offer to buy the Notes.

(v)                                 Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or of its subsidiaries, other than as disclosed in the Preliminary Prospectus and the Prospectus or in reports filed by HSBC Finance with the Commission pursuant to the 1934 Act and the 1934 Act Regulations.

(vi)                              The Depositor is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation.  The Depositor has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to have such requisite power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of the Depositor.

(vii)                           The Depositor is not in violation of its certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Depositor is subject, except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

(viii)                        The execution, delivery and performance by the Depositor of each Depositor Agreement, the issuance of the Securities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or, other than as contemplated in the Preliminary Prospectus and Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it may be bound, or to which any of the property or assets of the Depositor is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

(ix)                                Each Depositor Agreement has been, or when executed and delivered, will have been, duly executed and delivered by the Depositor; and each Depositor Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

(x)                                   The Depositor has authorized the conveyance of the Receivables to the Trust; and the Depositor has directed the Trust to issue and sell the Securities.

(xi)                                The Depositor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Master Receivables Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Series Supplement or the Indenture.  The Depositor has no indebtedness to any Person other than pursuant to this Agreement and other than pursuant to transactions in which the Depositor transfers assets to a trust which issues securities.  The Depositor, after giving effect to the transactions contemplated by the Master Receivables Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Series Supplement or the Indenture, will have an adequate amount of capital to conduct its business in the foreseeable future.

(xii)                             Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of any Depositor Agreement, the Indenture and the Securities shall have been paid or will be paid by the Depositor at or prior to the Closing Time.

(xiii)                          The Series 2006-1 Notes have been duly and validly authorized, and, when validly executed, authenticated, issued and delivered in accordance with the Indenture and as provided herein will conform in all material respects to the description thereof contained in the Preliminary Prospectus and Prospectus and will be validly issued and outstanding and entitled to the benefits of the Indenture.

(xiv)                         There are no legal or governmental proceedings pending, or to the knowledge of the Depositor threatened, to which the Depositor is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of such person and its subsidiaries taken as a whole, or which would have a material adverse effect on the transactions contemplated by this Agreement.

(xv)                            KPMG LLP is an independent registered public accounting firm with respect to the Depositor as required by the 1933 Act and 1933 Act Regulations.

(xvi)                         No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the issue and sale of the Series 2006-1 Notes, or the consummation by the Depositor of the other transactions contemplated by this

Agreement, the Master Receivables Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Series Supplement or the Indenture, except for (A) the registration under the 1933 Act of the Series 2006-1 Notes, (B) such consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase of the Series 2006-1 Notes and the subsequent distribution of the Series 2006-1 Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of the Depositor or the transactions contemplated by such agreements.

(xvii)                      (A) The Depositor has the power and authority to sell the Receivables to the Trust, and (B) following the conveyance of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Trust will own the Receivables free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) other than Liens in favor of the Indenture Trustee created by the Indenture.

(xviii)                   As of the Cut-Off Date, each of the Receivables will meet the eligibility criteria described in the Prospectus.

(xix)                           The Depositor will not conduct its operations while any of the Securities are outstanding in a manner that would require the Depositor or the Trust to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), as in effect on the date hereof.

(xx)                              The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and the Prospectus and the Depositor has not received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.

(xxi)                           At the Closing Time, each of the representations and warranties of the Depositor set forth in the Depositor Agreements will be true and correct in all material respects.

(xxii)                        The Depositor is not, and on the date on which the first bona fide offer of the Notes is made will not be, an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(b)         HSBC Finance represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(b):

(i)                                     Each of HSBC Finance, HAFI and HACI is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation.  Each of HSBC Finance, HAFI and HACI has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance, HAFI and HACI and their respective subsidiaries, in each case taken as a whole, or on the transactions contemplated by this Agreement.

(ii)                                  None of HSBC Finance, HAFI or HACI is in violation of its certificate of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument material to the business of HSBC Finance, HAFI and HACI and their respective subsidiaries, in each case taken as a whole, to which it is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance, HAFI or HACI is subject, except where any such violation would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance or the transactions contemplated by this Agreement.

(iii)                               The execution, delivery and performance by HSBC Finance of the HSBC Finance Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HSBC Finance pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HSBC Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject, nor will such action result in any violation of the provisions of the restated articles of incorporation or by-laws of HSBC Finance or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance or the transactions contemplated by this Agreement.

(iv)                              The execution, delivery and performance by HAFI of each HAFI Agreement, the issuance of the Securities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or, other than as contemplated by the Preliminary Prospectus and Prospectus, assets of HAFI pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HAFI is a party or by which it may be bound, or to which any of the property or assets of HAFI is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HAFI or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

(v)                                 The execution, delivery and performance by HACI of each HACI Agreement has been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or, other than as contemplated by the Preliminary Prospectus and Prospectus, assets of HACI pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HACI is a party or by which it may be bound, or to which any of the property or assets of HACI is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HACI or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

(vi)                              Each HSBC Finance Agreement has been, or, when executed and delivered, will have been, duly executed and delivered by HSBC Finance; and each HSBC Finance Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against HSBC Finance in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement to limitations of public policy under applicable securities laws.

(vii)                           Each HAFI Agreement has been, or, when executed and delivered, will have been duly executed and delivered by HAFI; and each HAFI Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against HAFI in accordance with their respective terms, subject as to the enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

(viii)                        Each HACI Agreement has been, or, when executed and delivered, will have been duly executed and delivered by HACI; and each HACI Agreement constitutes, or, when executed and delivered, will constitute, a legal, valid and binding instrument enforceable against HACI in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

(ix)                                HAFI and HACI have each authorized the conveyance of the respective Receivables to be conveyed by such Person to the Depositor.

(x)                                   Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, (A) there has not been any material adverse change in the general affairs, management, financial condition, shareholder’s equity or results of operations of any of HSBC Finance, HAFI and HACI and the Depositor and their respective subsidiaries, taken as a whole, other than as disclosed in the Preliminary Prospectus and the Prospectus or in reports filed by HSBC Finance with the Commission pursuant to the 1934 Act and the 1934 Act Regulations and (B) HAFI has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to HAFI that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Series 2006-1 Notes, other than as disclosed in the Preliminary Prospectus and the Prospectus.

(xi)                                Each of HSBC Finance, HAFI and HACI is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Master Receivables Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Series Supplement or the Indenture.  Each of HSBC Finance, HAFI and HACI, after giving effect to the transactions contemplated by this Agreement and the Master Receivables Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Series Supplement or the Indenture, will have an adequate amount of capital to conduct its business in the foreseeable future.

(xii)                             There are no legal or governmental proceedings pending, or to the knowledge of HSBC Finance, HAFI or HACI threatened, to which HSBC Finance, HAFI or HACI is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of such person and its subsidiaries taken as a whole or which would have a material adverse effect upon the transactions contemplated by this Agreement.

(xiii)                          No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HSBC Finance, HAFI or HACI of the transactions contemplated by this Agreement, and the Master Receivables Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Series Supplement or the Indenture, except for (A) the registration under the 1933 Act of the Series 2006-1 Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Series 2006-1 Notes and the subsequent distribution of the Series 2006-1 Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole or the transactions contemplated by such agreements.

(xiv)                         Neither of HAFI or HACI will conduct its operations while any of the Securities are outstanding in a manner that would require the Depositor or the Trust to be registered as an “investment company” under the 1940 Act, as in effect on the date hereof.

(xv)                            Each of HAFI and HACI possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and the Prospectus and neither of HAFI or HACI has received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.

(xvi)                         At the Closing Time, each of the representations and warranties of HSBC Finance in the HSBC Finance Agreements, or HAFI set forth in the HAFI Agreements and of HACI set forth in the HACI Agreements will be true and correct in all material respects.

(xvii)                      Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus,

(xviii)                   KPMG LLP is an independent registered public accounting firm with respect to HSBC Finance, HAFI and HACI.

SECTION 2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Depositor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Depositor the principal amount of each class of Notes at the purchase price set forth opposite such Underwriter’s name in Schedule I to this Agreement.

SECTION 3.  Delivery and Payment.  Payment of the purchase price for, and delivery of, the Notes to be purchased by the Underwriters shall be made at the offices of Dewey Ballantine, LLP, or at such other place as shall be agreed upon by you, the Depositor and HSBC Finance, at 9:00 A.M. New York City time on or about June 8, 2006, which date, time or place may be postponed or changed by agreement between you, the Depositor and HSBC Finance (such date and time of delivery and payment for the Notes being herein referred to as the “Closing Time”).  Delivery of one or more global certificates representing the Notes shall be made to the accounts of the several Underwriters against payment by them of the purchase price therefor, to or upon the order of the Depositor by one or more wire transfers in immediately available funds.  The global certificates to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes representing the Notes will be available only under limited circumstances as described in the Indenture.

SECTION 4.  Offering by the Underwriters.  Each Underwriter severally represents, warrants and covenants as follows:

(a)                                  Such Underwriter shall offer and/or solicit offers for the Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus and agrees that all offers, solicitations and sales shall be made in compliance with all applicable laws and regulations.  Furthermore, such Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations.

(b)                                 Unless preceded or accompanied by the Prospectus, no Underwriter may convey or deliver any “written communication” within the meaning of Rule 405 of the 1933 Act Regulations to any person in connection with the offering of the Notes, unless such written communication is: (i) the Prospectus; (ii) the Preliminary Prospectus; (iii) an Underwriter Free Writing Prospectus that contains only subscription information regarding the Notes, Approved Issuer Information or ABS ICM (which, to the extent it constitutes Issuer Information, must also be Approved Issuer Information) and is not distributed “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning contemplated by Rule 433(d)(ii) of the 1933 Act Regulations; (iv) an Underwriter Free Writing Prospectus that constitutes a Preliminary Bloomberg; (v) an Issuer Free Writing Prospectus; or (vi) a written confirmation of sale or a notice of allocation of securities sold or to be sold made in reliance on Rule 172 of the 1933 Act Regulations.  “Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter with respect to the Notes that is not an Issuer Free writing Prospectus.   “ABS ICM” means “ABS informational and computational materials” with the meaning of Item 1101(a) of Regulation AB.  “Issuer Information” means “issuer information” within the meaning set forth in Rule 433(h)(2) of the 1933 Act Regulations with respect to the Notes and includes, without limitation, the information with respect to the Notes specified in footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform).  “Approved Issuer Information” has the meaning set forth in Subsection 4(c) below.  “Preliminary Bloomberg” means information provided by an Underwriter to Bloomberg, Intex or a similar entity, for use by prospective investors after the filing of the Preliminary Prospectus that does not contain information other than identifying information relating to the Trust and the Notes or any class of Notes; the expected closing date and first payment date for the Notes or any class of Notes; the expected principal amount, expected weighted average life, expected ratings, expected final payment date, expected legal final payment date and expected interest rate index; preliminary guidance as to the interest rate and/or yield for any class of Notes (but not final interest rate or yield information); information about the principal amount of the Notes of each class offered by each Underwriter; other similar or related information such as expected pricing parameter, status of subscriptions and Underwriters’ retentions and ERISA eligibility; provided that, references to “expected” in the foregoing includes ranges, windows or references to benchmarks.

(c)                                  Such Underwriter will not include any Issuer Information in any Underwriter Free Writing Prospectus with respect to the Notes unless the Issuer Information was provided by the Depositor expressly for inclusion therein, or such Underwriter or the Representative has obtained the prior written consent of the Depositor to the use of that Issuer Information in such Underwriter Free Writing Prospectus (any such Issuer Information, “Approved Issuer

Information”).  At least two business days before it uses any Underwriter Free Writing Prospectus containing any Issuer Information, such Underwriter will notify the Depositor of its intended use thereof and of the intended date of first use.  The Underwriter will, with its notice, include a copy of the Issuer Information in a standard electronic format, unless the Issuer Information was accurately extracted from the Preliminary Prospectus, the Prospectus, an Issuer Free Writing Prospectus or another Underwriter Free Writing Prospectus where the Issuer Information previously was timely provided in electronic format.  The Underwriter will not use an Underwriter Free Writing Prospectus containing Issuer Information before the intended date of first use specified in its notice to the Depositor.

(d)                                 Such Underwriter will not enter into a Contract of Sale with a prospective investor for any Notes until the Preliminary Prospectus has been conveyed to such investor.

(e)                                  After the final Prospectus is available, such Underwriter will not distribute any written information concerning the Notes to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

(f)                                    Each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information that was included in the Preliminary Prospectus, the Prospectus, Approved Issuer Information or any written information furnished to the related Underwriter by the Depositor or HSBC Finance expressly for use therein, which information was not corrected by information subsequently provided by the Depositor or HSBC Finance to the related Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus.

(g)                                 Such Underwriter has in place, and covenants that it shall maintain, internal controls and procedures that it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Notes.  In addition, such Underwriter will maintain written and/or electronic records of the following for a period of at least three years after the date thereof:

(i)                                     a copy of any Underwriter Free Writing Prospectus used by such Underwriter to solicit offers to purchase the Notes;

(ii)                                  regarding each Free Writing Prospectus delivered by such Underwriter to a prospective investor, the date of such delivery and identity of such investor; and

(iii)                               regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade.

(h)                                 In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive 2001/34/EC (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), such Underwriter has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(i)                                     to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)                                  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)                               in any other circumstances which do not require the publication by the Trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (A) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(i)                                     Such Underwriter:

(i)                                     has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

(ii)                                  has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and

(iii)                               has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(j)                                     Such Underwriter and each of its affiliates (i) has anti-money laundering policies and procedures in place in accordance with the requirements imposed by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and any rules and regulations promulgated thereunder, and the Foreign Assets Control Regulations issued by the Office of Foreign Assets Control of the United States Department of the Treasury, in each case to the extent applicable to them; and (ii) has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011, to the extent applicable to them.

SECTION 5.  Covenants of the Depositor.  The Depositor covenants with each of the Underwriters, and HSBC Finance agrees with each of the Underwriters to cause the Depositor to perform such obligations, as follows:

(a)          The Depositor agrees to prepare the Preliminary Prospectus and the Prospectus and to file the Preliminary Prospectus and the Prospectus with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in each case no later than the time specified by such Rule. The Depositor will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, or any supplement to the Prospectus or any amended Prospectus has been filed, (ii) of the receipt of any comments from the Commission with respect to the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of any Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Depositor will use all reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)         The Depositor agrees to file each Issuer Free Writing Prospectus, any Approved Issuer Information required to be filed and the final terms of the Notes with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations, in each case no later than the time specified by such Rule.

(c)          The Depositor will give the Underwriters notice of its intention to file any amendment to the Registration Statement or any amendment, supplement or revision to any of the Base Prospectus, the Preliminary Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (other than reports to be filed pursuant to the 1934 Act), will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(d)         The Depositor has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical, in all material respects, to the electronic versions thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          The Depositor will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Preliminary Prospectus and the Prospectus (both as amended or supplemented) as the Underwriters may reasonably request.  The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical, in all material respects, to the electronic versions thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            The Depositor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Preliminary Prospectus and the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Depositor will, at its expense, promptly prepare and file with the Commission, subject to Subsection 5(c) above, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(g)         Upon the request of and in cooperation with the Underwriters, the Depositor will use its best efforts to arrange for the qualification of the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes and will arrange for the determination of the legality of the Series 2006-1 Notes for purchase by institutional investors; provided, however, that neither the Depositor nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  Upon the request of and in cooperation with the Underwriters, the Depositor will also supply the Representative with such information as is reasonably necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Underwriters may request.

(h)         The Depositor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(i)             The Depositor shall take all reasonable action necessary to enable Fitch Inc. (“Fitch”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“Standard & Poor’s”), and Moody’s Investors Service, Inc. (“Moody’s” and together with Fitch and Standard & Poor’s, the “Rating Agencies”) to provide their respective credit ratings of the Notes as described in the Prospectus.

(j)             Other than in connection with any warehouse financings, the Depositor will not, during the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Notes, as notified to the Depositor by the Representative, and (ii) the Closing Time for the Notes, offer, sell, contract to sell or otherwise dispose of any debt securities of the Depositor that are substantially similar to the Notes, without the prior written consent of the Representative; provided, however, that in no event shall the foregoing period extend more than five (5) Business Days from the date of this Agreement.

(k)          The Depositor will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

(l)             If, between the date hereof and the Closing Time, to the knowledge of the Depositor, there shall have been any material adverse change, or any development involving a prospective material adverse change in or affecting the general affairs, management, financial condition, shareholder’s equity or results of operations of HSBC Finance or HAFI or on the transactions contemplated by this Agreement, the Depositor will give prompt written notice thereof to the Underwriters.

(m)       So long as any Notes shall be outstanding, the Depositor will deliver to the Underwriters upon request (i) all statements and reports furnished to the Indenture Trustee pursuant to Sections 4.1, 4.10, 12.1 and 13.2(h) of the Sale and Servicing Agreement and (ii) any other information concerning the HSBC Entities filed with any governmental or regulatory authority that is otherwise publicly available.

(n)         The Depositor will apply the net proceeds from the sale of the Notes in the manner set forth in the Prospectus.

SECTION 6.  Additional Covenants of the Underwriters and the Depositor with respect to Free Writing Prospectuses.  The Depositor and the Underwriters further covenant as follows:

(a)          The legend set forth below shall appear on every Free Writing Prospectus used in connection with the offering of the Notes:

“The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.”

(b)                                 Each Underwriter and the Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus and shall have the right to require changes regarding the use of terminology and the right to determine the types of information appearing in such legends or notations with the approval of the other (which shall not be unreasonably withheld).

(c)                                  No Free Writing Prospectus used in connection with the offering of the Notes shall contain any legend or disclaimer that would be impermissible in a statutory prospectus or registration statement under the 1933 Act, including but not limited to any disclaimer regarding accuracy, completeness, or reliance by prospective investors, statements requiring prospective investors to read or acknowledge that they have read or understand the Registration Statement or any disclaimers, legends or language indicating that the communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy, or (for any Free Writing Prospectus required to be filed with the Commission) that the information is confidential.

(d)                                 If the Depositor or any Underwriter determines or becomes aware that any written communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits a material fact necessary to make the statements, in the light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, such Underwriter shall prepare corrective information for review by the Depositor and any other Underwriters, which shall (a) terminate the existing Contract of Sale, (b) provide adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale, and (c) provide the prospective investor with a meaningful ability for the prospective investor to elect to enter into or not enter into a new Contract of Sale.  With the prior written consent of the Depositor, the relevant Underwriter shall deliver such information to the prospective investor in a manner reasonably acceptable to both that Underwriter and the Depositor.  If the Depositor would have been required to indemnify the Underwriter pursuant to Subsection 9(a)(i) below for any loss, liability claim, damage or expense arising out of or relating to the error or omission had it not been timely corrected, then the Depositor will promptly reimburse the relevant Underwriter for any additional costs it incurs to the investor in connection with the any such termination or new Contract of Sale.

SECTION 7.  Conditions to the Underwriters’ Obligations.  The obligations of the Underwriters to purchase the Notes pursuant to this Agreement are subject to the accuracy on and as of the Closing Time, and as of any earlier time specified therein, of the representations and warranties on the part of the HSBC Entities contained herein, to the material accuracy of the statements of officers of the HSBC Entities made pursuant hereto, to the performance by HSBC Entities of all of their respective obligations hereunder and to the following conditions at the Closing Time:

(a)          At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and (ii) the Prospectus shall have been filed with the Commission no later than the time required by Rule 424(b).

(b)         All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Series Supplement, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, including but not limited to UCC financing statements, shall be satisfactory in all respects to counsel for the Underwriters.

(c)          Each of the HSBC Entities shall have delivered a certificate, dated the Closing Time signed by its President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the named HSBC Entity, have carefully examined the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Series Supplement, the Prospectus and the Registration Statement, stating that:

(i)                                     the representations and warranties of such HSBC Entity in this Agreement are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

(ii)                                  such HSBC Entity has complied, in all material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(iii)                               nothing has come to the attention of such HSBC Entity that would lead it to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)                              the Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, or, to the knowledge of the signor, threatened.

(d)                                 Patrick D. Schwartz, Vice President, Deputy General Counsel-Corporate & Assistant Secretary of HSBC Finance, shall have delivered a favorable opinion with respect to clauses (i) through (x) of this paragraph (d), and Dewey Ballantine LLP, special counsel to the HSBC Entities, shall have delivered a favorable opinion with respect to clauses (xi) through (xiii) of this paragraph (d); each opinion shall be dated the Closing Time and shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

(i)                                     each of HSBC Finance, HAFI, HACI and the Depositor is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties, to conduct its business and to enter into and perform its obligations under the HSBC Finance Agreements, HAFI Agreements, the HACI Agreements or Depositor Agreements, as applicable, except where failure to have such power and authority or to be so qualified will not have a material adverse effect, as applicable, on the business or consolidated financial condition of HSBC Finance and its subsidiaries, taken as a whole;

(ii)                                  each of the HSBC Finance Agreements, HAFI Agreements, HACI Agreements and Depositor Agreements has been duly authorized, executed and delivered by HSBC Finance, HAFI, HACI or the Depositor, as applicable, and each such agreement constitutes the valid and binding obligation of HSBC Finance, HAFI, HACI or the Depositor, as applicable, enforceable against HSBC Finance, HAFI, HACI or the Depositor, as applicable, in accordance with its respective terms, except, in each case, that as to enforceability (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) the enforceability as to rights to indemnification under each of the HSBC Finance Agreements, HAFI Agreements, HACI Agreements, Depositor Agreements and any other agreements calling for indemnification may be subject to limitations of public policy under applicable securities laws;

(iii)                               the issuance and sale of the Series 2006-1 Notes have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding, entitled to the benefits of the Indenture, enforceable in accordance with their terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(iv)                              neither the execution nor the delivery of this Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Sale and Servicing Agreement or the Series Supplement nor the issuance or delivery of the Series 2006-1 Notes, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Series 2006-1 Notes, this Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Sale

and Servicing Agreement or the Series Supplement will conflict with or violate any term or provision of the charter or by-laws of the HSBC Entities, or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the HSBC Entities (except the lien of the Indenture) pursuant to, any material statute currently applicable to any of them or any order or regulation known to such counsel to be currently applicable to any of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over the HSBC Entities, or the terms of any indenture or other agreement or instrument known to such counsel to which the HSBC Entities is a party or by which any of them or any of their properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by this Agreement;

(v)                                 to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to this Agreement, the Trust, the Series 2006-1 Notes, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Sale and Servicing Agreement or the Series Supplement or any of the transactions contemplated herein or therein or with respect to the HSBC Entities that, in the case of any such action, suit or proceeding with respect to any of them, would have a material adverse effect on the Noteholders or the Trust or upon the ability of any of the HSBC Entities to perform their obligations under any of such agreements, and there is no material contract, franchise or document relating to the Trust or property conveyed to the Trust which is not disclosed in the Preliminary Prospectus and the Prospectus; and the statements included in the Preliminary Prospectus and the Prospectus describing statutes (other than those relating to tax and ERISA matters), legal proceedings, contracts and other documents fairly summarize the matters therein described;

(vi)                              the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; each of the Registration Statement, the Prospectus and each amendment thereto, as of their initial effective or issue dates, appears on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the 1933 Act Regulations;

(vii)                           Such counsel has no reason to believe that (A) the Registration Statement (excluding exhibits thereto) as of the date the Registration Statement initially became effective, or the Registration Statement (excluding the exhibits thereto) as of the date that the most recent post-effective amendment thereto initially became effective, contained or contains any untrue statement of a material fact or omitted or omits any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Preliminary Prospectus as of the Time of Sale contained or contains any untrue statement of a material fact or omitted or omits any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) the Prospectus, as of its date and the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in such opinion with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus).  Such opinion may express its reliance as to factual matters on the representations and warranties made by the parties hereto, and on certificates or other documents furnished by public officials or officers of such parties to the instruments and documents referred to therein.  Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and no opinion need be given as to the enforceability of Section 9 below;

(viii)                        to the best knowledge of such counsel, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or regulatory body under the federal law of the United States or the laws of the State of New York is required in connection with the consummation of the transactions contemplated in this Agreement, the Trust Agreement, the Indenture, the Master Receivables Purchase Agreements, the Sale and Servicing Agreement or the Series Supplement, except (A) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been made or obtained or as may be required under the State securities or blue sky laws of any jurisdiction in connection with the purchase of the Series 2006-1 Notes by the Underwriters and the subsequent distribution of the Series 2006-1 Notes by the Underwriters or (B) where the failure to have such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the Trust’s interests in the Receivables or the transactions contemplated by such agreements;

(ix)                                the Series 2006-1 Notes, this Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Sale and Servicing Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus;

(x)                                   the Indenture has been duly qualified under the Trust Indenture Act of 1939 and the Trust is not required to be registered under the Investment Company Act of 1940;

(xi)                                the statements (a) in the Base Prospectus under the captions “Summary of Terms — Material Federal Income Tax Consequences,” “Summary of Terms — ERISA Considerations,” “Material Federal Income Tax Consequences,” “ERISA Considerations”

and “Material Legal Aspects of the Auto Loans” and (b) in the Prospectus Supplement under the captions “Summary — Material Federal Income Tax Consequences,” “Summary — ERISA Considerations,” “Material Federal Income Tax Consequences”, “ERISA Considerations” and “Legal Investment” to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by counsel and represent a fair and accurate summary of the matters addressed therein, under existing law and the assumptions stated therein;

(xii)                             no other filings or other actions, with respect to the Indenture Trustee’s interest in the Receivables, are necessary to perfect the interest of the Indenture Trustee in the Receivables, and proceeds thereof, against third parties, except that appropriate continuation statements must be filed in accordance with the applicable state’s requirements, which is presently at least every five years; and

(xiii)                          the conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.  To the best knowledge of such counsel, there are no contracts or documents that are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the 1933 Act Regulations that have not been filed.

In rendering such opinion, counsel may rely (A) as to matters involving the application of the law of any jurisdiction other than, in the case of Patrick D. Schwartz, the laws of the State of Illinois and United States Federal laws, and in the case of Dewey Ballantine LLP, the laws of the State of New York, the laws of the State of California, the corporate law of the State of Delaware and the United States Federal laws, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on the certificates of responsible officers of the Trust, HSBC Entities and public officials.  References to the Prospectus in this paragraph (d) include any supplements thereto.

(e)                                  Dewey Ballantine LLP, counsel for the Underwriters, shall have delivered a favorable opinion dated the Closing Time with respect to the validity of the Series 2006-1 Notes, this Agreement, the Series Supplement, the Registration Statement, the Preliminary Prospectus, the Prospectus and such other related matters as the Underwriters may reasonably require and the HSBC Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.  In giving their opinion, Dewey Ballantine LLP may rely (i) as to matters of Illinois and Delaware law (other than Delaware corporation law) upon the opinions of counsel delivered pursuant to Subsection (d) above, (ii) as to matters involving the application of laws of any jurisdiction other than the State of New York and the State of California, the United States Federal laws or the corporation law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable, and (iii) as to matters of fact, to the extent deemed proper and as stated therein on certificates of responsible officers of the Trust, HSBC Entities and public officials.

(f)                                    Counsel to the Indenture Trustee shall have delivered a favorable opinion, dated the Closing Time, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:

(i)                                     The Indenture Trustee has been duly incorporated and is validly existing as a state banking corporation in good standing under the laws of the State of New York.

(ii)                                  The Indenture Trustee has full corporate trust power and authority to enter into and perform its obligations under the Indenture, including, but not limited to, its obligation to serve in the capacity of the Indenture Trustee.

(iii)                               The Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee, in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(iv)                              The execution, delivery and performance of the Indenture by the Indenture Trustee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Indenture Trustee pursuant to the terms of the articles of association or the by-laws of the Indenture Trustee or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Indenture Trustee or its property or assets or any agreement or instrument known to such counsel, to which the Indenture Trustee is a party or by which the Indenture Trustee or any of its respective property or assets is bound.

(v)                                 No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Indenture Trustee of the Indenture.

(g)                                 Counsel to the Administrator shall have delivered a favorable opinion, dated the Closing Time, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:

(i)                                     The Administrator has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America.

(ii)                                  The Administrator has full corporate trust power and authority to enter into and perform its obligations under the Indenture, including, but not limited to, its obligation to serve in the capacity of the Administrator and to execute, issue, countersign and deliver the Series 2006-1 Notes.

(iii)                               The Indenture has been duly authorized, executed and delivered by the Administrator and constitutes a legal, valid and binding obligation of the Administrator enforceable against the Administrator, in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(iv)                              The Series 2006-1 Notes have been duly authorized, executed and authenticated by the Administrator on the date hereof on behalf of the Trust in accordance with the Indenture.

(v)                                 The execution, delivery and performance of the Indenture and the Series 2006-1 Notes by the Administrator will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Administrator pursuant to the terms of the articles of association or the by-laws of the Administrator or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Administrator or its property or assets or any agreement or instrument known to such counsel, to which the Administrator is a party or by which the Administrator or any of its respective property or assets is bound.

(vi)                              No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Administrator of the Indenture and the Series 2006-1 Notes.

(h)                                 Counsel to the Owner Trustee shall have delivered a favorable opinion, dated the Closing Time and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:

(i)                                     The Owner Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States.

(ii)                                  The Owner Trustee has full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement, including, but not limited to, its obligation to serve in the capacity of Owner Trustee and to execute, issue, countersign and deliver the Series 2006-1 Notes on behalf of the Trust.

(iii)                               The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally; (B) be limited by general principles of equity, including applicable law relating to fiduciary duties (whether considered in a proceeding at law or in equity); and (C) public policy limitations on the enforceability of provisions relating to indemnification and contribution.

(iv)                              The execution, delivery and performance of the Trust Agreement by the Owner Trustee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Owner Trustee, pursuant to the terms of the certificate of incorporation or the by-laws of the Owner Trustee or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Owner Trustee or its property or assets or any agreement or instrument known to such counsel, to which the Owner Trustee is a party or by which the Owner Trustee or any of its property or assets is bound.

(v)                                 No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Owner Trustee of the Trust Agreement or the execution and delivery by the Owner Trustee of the Note on behalf of the Trust, other than the filing of the certificate of trust with the Delaware Secretary of State.

(i)                                     The Owner Trustee shall have furnished to the Underwriters and the HSBC Entities a certificate of the Owner Trustee, signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Time, as to the due authorization, execution and delivery of the Trust Agreement by the Owner Trustee and the acceptance by the Owner Trustee of the trusts created thereby and such other matters as the Underwriters and the HSBC Entities shall reasonably request.

(j)                                     The Indenture Trustee shall have furnished to the Underwriters and the HSBC Entities a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Time, as to the due authorization, execution and delivery of the Indenture, the Sale and Servicing Agreement and the Series Supplement by the Indenture Trustee and the acceptance by the Indenture Trustee of the trusts created thereby and such other matters as the Underwriters shall reasonably request.

(k)                                  The Administrator shall have furnished to the Underwriters and the HSBC Entities a certificate of the Administrator, signed by one or more duly authorized officers of the Administrator, dated the Closing Time, as to the due authorization, execution and delivery of the Indenture, the Sale and Servicing Agreement and the Series Supplement by the Administrator and the acceptance by the Administrator of the trusts created thereby and the due execution and delivery of the Series 2006-1 Notes by the Administrator and such other matters as the Underwriters shall reasonably request.

(l)                                     The Class A-1 Notes shall have been rated “A-1” or its equivalent, and the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall have been rated “AAA” or its equivalent, in each case, by at least two nationally recognized Rating Agencies.

(m)                               The Underwriters shall have received copies of letters dated as of the Closing Time, from the Rating Agencies stating the current ratings of the Series 2005-3 Notes as set forth in paragraph (l) above.

(n)                                 The Underwriters shall have received from Dewey Ballantine LLP, counsel to the HSBC Entities, a favorable opinion, dated the Closing Time and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to true sale matters relating to the transaction, and the Underwriters shall be addressees of any opinions of counsel supplied to the Rating Agencies rating any of the Series 2006-1 Notes.

(o)                                 All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto, shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such other information, opinions, certificates and documents as they may reasonably request in writing.

(p)                                 The Preliminary Prospectus and the Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the 1933 Act Regulations and Section 5 hereof, and prior to the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

(q)                                 At the Closing Time, KPMG LLP shall have furnished to the Underwriters a letter, dated as of the Closing Time, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, (i) this Agreement may be terminated by the Representative by notice to each of the HSBC Entities at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 8 and (ii) the provisions of Section 8, the indemnity set forth in Section 9, the contribution provisions set forth in Section 10 and the provisions of Sections 11 and 15 shall remain in effect.

SECTION 8.  Payment of Expenses.  The Depositor and HSBC Finance, severally and not jointly, agree to pay all expenses incident to the performance of their obligations under this Agreement, including without limitation those related to (i) preparing and filing the Registration Statement, the Prospectus and all amendments thereto and documents incorporated by reference therein (including exhibits), (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of Dewey Ballantine LLP, as special counsel for the HSBC Entities, and KPMG, accountants of the HSBC Entities (except as specified below), (iv) any qualification of the Notes under state securities and Blue Sky laws and the determination of the eligibility of the Notes for investment in accordance with the provisions of Subsection 5(g) above including filing fees, and the fees and disbursements of Dewey Ballantine LLP, as counsel for the Underwriters (not to exceed $10,000), in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vi) the fees charged by nationally recognized statistical rating agencies for rating the Notes and (viii) the fees and expenses of the Indenture Trustee, the Owner Trustee and the Administrator and their respective counsel.  It is understood that, except as expressly provided in this Section 8, the

Underwriters will pay all of their own expenses, including (i) the fees and disbursements of counsel to the Underwriters, (ii) the fees and expenses of KPMG or other accountants for the Underwriters incurred in connection with any Underwriter Free Writing Prospectus, (iii) expenses related to the overnight delivery to the Underwriters of copies of the Preliminary Prospectus and the Prospectus and (iv) any transfer taxes on resale of any of the Series 2006-1 Notes and advertising expenses connected with any offers that the Underwriters may make.

If this Agreement is terminated by you because of a failure to satisfy any condition to the Underwriters’ obligations set forth in Section 7 above, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Indenture Trustee, the Administrator or the HSBC Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Depositor and HSBC Finance shall reimburse you for all reasonable out-of-pocket expenses, including the fees and disbursements of Dewey Ballantine LLP, as counsel for the Underwriters.

SECTION 9.  Indemnification.  (a) HSBC Finance and the Depositor severally, and not jointly, agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Issuer Information required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

(iii)                               against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) as reasonably incurred in investigating, preparing to defend or defending against or appearing as a third party witness with respect to any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or alleged untrue statement or omission, as such expense is incurred and to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that neither HSBC Finance nor the Depositor shall be liable under the indemnity agreement in this Subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i) above that was made in the Underwriter Information; and, provided, further, that neither HSBC Finance nor the Depositor shall be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this Subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by clause (i) above as to which any Underwriter has agreed to indemnify HSBC Finance and the Depositor pursuant to Section 9(b) below.

This indemnity agreement will be in addition to any liability which HSBC Finance and the Depositor may otherwise have.

(b)                                 Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless the HSBC Entities, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “HSBC Indemnified Party”) against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in Subsection (a) of this Section 9, but only with respect to (i) untrue statements or alleged untrue statements of a material fact made in the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of material facts required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with written information furnished to the Depositor or HSBC Finance by such Underwriter expressly for use in the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus and (ii) the failure on the part of any Underwriter to deliver the Preliminary Prospectus to any prospective investor with whom such Underwriter entered into a Contract of Sale prior to entering into such Contract of Sale.  The parties hereto acknowledge that the only information supplied to the Depositor or HSBC Finance by the Underwriters expressly for use in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus is limited to the information set forth in the Preliminary Prospectus and the Prospectus under the caption “Underwriting” (the “Underwriter Information”).  This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

(c)                                  Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless each HSBC Indemnified Party against any losses, claims, damages or liabilities to which such HSBC Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the HSBC Indemnified Party in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action; provided, however, that no Underwriter will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement contained in any Underwriter Free Writing Prospectus in reliance upon and in conformity with the Preliminary Prospectus or Prospectus or Approved Issuer Information,

which information was not corrected by information subsequently provided by the Depositor or HSBC Finance to the relevant Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus.  This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(d)                                 Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability which it may have otherwise than on account of this indemnity agreement; provided, however, that the failure to notify any indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9.  An indemnifying party may participate at its own expense in the defense of such action.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) the defendants in any such action include one or more of the indemnified parties and the indemnifying party, and one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action.  Each indemnified party, as a condition of the indemnity agreements contained in this Section 9, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

SECTION 10.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 above is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, HSBC Finance and the Depositor on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by HSBC Finance and the Depositor and one or more of the Underwriters (i) in such proportion as shall be appropriate to reflect the relative benefits to HSBC Finance and the Depositor on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or otherwise prohibited hereby, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of HSBC Finance and the Depositor on the one hand and the Underwriters or Underwriter, as applicable, on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The relative benefits received by HSBC Finance and the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by HSBC Finance and the Depositor and the total underwriting discount received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth in the Prospectus.  The relative fault of HSBC Finance and the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HSBC Finance or the Depositor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

HSBC Finance, the Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 10.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim that is the subject of this Section 10.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Notes underwritten by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses, except if such loss, claim, damages, liability or expense arose from an act or omission by the Underwriter specified in Section 9(b).  The Underwriters’ obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint.  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 9 above).  For purposes of this Section 10, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each respective director of the HSBC Entities, each respective officer of the HSBC Entities who signed the Registration Statement, and each person, if any, who controls the HSBC Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as HSBC Finance and the Depositor.

SECTION 11.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor or HSBC Finance submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Depositor or HSBC Finance and shall survive delivery of any Notes to the Underwriters.

SECTION 12.  Termination of Agreement.  HSBC Securities (USA) Inc., as Representative, may terminate this Agreement immediately upon notice to the Depositor and HSBC Finance, at any time at or prior to the Closing Time (i)  if there has been an outbreak or material escalation of hostilities involving the United States of America (including, without limitation, an act of domestic terrorism), or the declaration by the United States of America of a national emergency or war, if the effect of any such event in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of any Class of the Notes as contemplated by this Agreement, (ii) if trading in securities generally on the New York Stock Exchange has been suspended or materially limited (other than normal trading restrictions resulting from the total number of trades on the New York Stock Exchange), or minimum prices have been established by the exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York State authorities or (iii) if there has been any material disruption of securities settlement, payment or clearance services in the United States, or any other calamity or crisis having an effect on financial markets in the United States if the effect of any such event in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of any Class of the Notes as contemplated by this Agreement.  In the event of any such termination, the provisions of Section 8 above, the indemnity agreement set forth in Section 9 above, and the provisions of Sections 10, 11 and 15 hereof shall remain in effect.

SECTION 13.  Default by One or More of the Underwriters.  If one or more of the Underwriters participating in the public offering of the Notes shall fail at the Closing Time to purchase the Notes which it is (or they are) obligated to purchase hereunder (the “Defaulted Notes”), then such of the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth.  If, however, you have not completed such arrangements within such 24-hour period, then:

(i)                                     if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(ii)                                  if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from any liability with respect to any default of such Underwriter under this Agreement.

In the event of a default by any Underwriters as set forth in this Section 13, either you or the Depositor shall have the right to postpone the Closing Time for a period not exceeding five (5) Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

SECTION 14. Underwriters’ Responsibility for Underwriter Free Writing Prospectuses.  Each Underwriter acknowledges and agrees that no other Underwriter shall participate in the planning for the use of any Underwriter Free Writing Prospectus of such Underwriter in any manner.  Each Underwriter acknowledges and agrees that for all purposes of Rule 159A of the 1933 Act Regulations, solely as between it and the other Underwriters, each respective Underwriter shall be responsible only for (a) any Underwriter Free Writing Prospectus of such Underwriter, and (b) any Underwriter Free Writing Prospectus of any other Underwriter, but only to the extent actually used by such Underwriter in connection with the offering of the Notes.

SECTION 15. Relationship of the Parties.  The HSBC Entities acknowledge and agree that: (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the HSBC Entities, on the one hand, and the Underwriters, on the other hand, and the HSBC Entities are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor or fiduciary of the HSBC Entities, or their respective affiliates, stockholders, creditors or employees; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the HSBC Entities with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the any HSBC Entity on other matters) and no Underwriter has any obligation to the HSBC Entities with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the HSBC Entities and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the HSBC Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.

SECTION 16.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to HSBC Securities

(USA) Inc., 452 Fifth Avenue, 9th Floor, New York, New York 10018, Attention: Jeffrey Moses, Fax: (646) 366-3290.  Notices to the HSBC Entities shall be directed to HSBC Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, to the attention of the Secretary, with a copy to the Treasurer (Fax: (847) 205-7536).

SECTION 17.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the HSBC Entities, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 above and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein) and except as provided above for the benefit of no other person, firm or corporation.  No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 18.  Governing Law and Time.  This Agreement shall be governed by the law of the State of New York and shall be construed in accordance with such law without regard to the conflict of laws provisions thereof.  Specified times of day refer to New York City time.

SECTION 19.  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

[Signature Page Follows]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Depositor, HSBC Finance, HAFI and HACI in accordance with its terms.

Very truly yours,

HSBC AUTO RECEIVABLES CORPORATION

By:	/s/ Steven H. Smith
Name: Steven H. Smith
Title: Vice President and Assistant Treasurer

HSBC FINANCE CORPORATION

By:	/s/ Dennis J. Mickey
Name: Dennis J. Mickey
Title: Vice President and Assistant Treasurer

HSBC AUTO FINANCE INC.

By:	/s/ Lee A. Whatcott
Name: Lee A. Whatcott
Title: Executive Vice President &
Chief Financial Officer

HSBC AUTO CREDIT INC.

By:	/s/ Lee A. Whatcott
Name: Lee A. Whatcott
Title: Executive Vice President &
Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date
first above written:

HSBC SECURITIES (USA) INC.,
as Representative of the Underwriters

By:	/s/ Jeffrey Moses
Name: Jeffrey Moses
Title: Managing Director

Schedule 1

Purchase Price (excluding accrued interest)

	Class A-1	Class A-2	Class A-3	Class A-4
HSBC Securities (USA) Inc.	99.875000%	99.798398%	99.756132%	99.724082%
ABN AMRO Incorporated	99.875000%	99.798398%	99.756132%	99.724082%
Banc of America Securities LLC	99.875000%	99.798398%	99.756132%	99.724082%
Deutsche Bank Securities Inc.	99.875000%	99.798398%	99.756132%	99.724082%

Notional Principal Amount

	Class A-1	Class A-2	Class A-3	Class A-4
HSBC Securities (USA) Inc.	$61,650,000	$56,750,000	$88,000,000	$29,679,500
ABN AMRO Incorporated	$61,650,000	$56,750,000	$88,000,000	$29,679,500
Banc of America Securities LLC	$61,650,000	$56,750,000	$88,000,000	$29,679,500
Deutsche Bank Securities Inc.	$61,650,000	$56,750,000	$88,000,000	$29,679,500
Total	$246,600,000	$227,000,000	$352,000,000	$118,718,000

Proceeds (excluding accrued interest)

	Class A-1	Class A-2	Class A-3	Class A-4
HSBC Securities (USA) Inc.	$61,572,937.50	$56,635,590.87	$87,785,396.16	$29,597,608.92
ABN AMRO Incorporated	$61,572,937.50	$56,635,590.87	$87,785,396.16	$29,597,608.92
Banc of America Securities LLC	$61,572,937.50	$56,635,590.87	$87,785,396.16	$29,597,608.92
Deutsche Bank Securities Inc.	$61,572,937.50	$56,635,590.87	$87,785,396.16	$29,597,608.92
Total	$246,291,750.00	$226,542,363.48	$351,141,584.64	$118,390,435.68

S-1